Exhibit 99.1

Nutriband Inc. Receives ‘Intention to Grant’ Notice from European Patent Office for Abuse Deterrent Transdermal Technology utilized in the Defent™ Abuse Deterrent Fentanyl Transdermal System.

ORLANDO, Fla., October 31, 2018 – Nutriband Inc. (OTCQB: NTRB), a Nevada corporation, announced today that the European Patent Office (“EPO”) has issued a “Notice of Intention to Grant” for European Patent Application EP15740893.1 entitled, “Abuse and Misuse Deterrent Transdermal System” submitted by its subsidiary, 4P Therapeutics. The patent relates to the company’s proprietary abuse deterrent transdermal technology, utilized in the Defent™ fentanyl transdermal system which is being developed at 4P Therapeutics to combat the opioid epidemic.

“The notification of “Intent to Grant” by the European Patent Office is another step forward in the worldwide prosecution of our abuse deterrent transdermal technology intellectual property portfolio,” said Alan Smith, Ph.D., head of 4P Therapeutics. Although, opioid abuse in Europe is not as widespread as it is in the United States, studies have shown that the rates of opioid abuse in Europe may be catching up1. In addition, there are 1.3 million high-risk opioid users in the European Union, according to a report from the European Monitoring Centre for Drugs and Drug Addiction2.

The abuse deterrent patch technology used in the Defent fentanyl transdermal system, is an abuse deterrent platform that the Company believes can be applied to other type of pain patches and other transdermal products as well to lower the risk of abuse and accidental misuse through the use of aversive agents, creating a safer treatment option for patients.

About Nutriband Inc.

Nutriband is currently developing a portfolio of transdermal pharmaceutical and consumer products through its subsidiary, 4P Therapeutics. The Company believes that the transdermal route of administration has several advantages over pills and injections including avoidance of the gastrointestinal tract and related side effects, convenience due to less frequent dosing, and the elimination of the need for painful injections. 4P’s lead product is the Defent abuse deterrent fentanyl transdermal system which is being developed to combat the opioid crisis by deterring the abuse and misuse of fentanyl patches. In addition, the Company is developing a pipeline of novel transdermal products for injected peptides and biologics which the Company believes have the potential to improve the compliance and safety of injectable medications.

The Company’s website is www.nutriband.com and 4P’s website is www.4PTherapeutics.com. Any material contained in or derived from the Company’s or 4P’s websites or any other website is not part of this press release.

About Our Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including the Company’s ability to develop Defent, the Company’s ability to obtain patent protection in the United States for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability obtain Federal Food and Drug Administration approval to market any product it may develop, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized development stage company that does not have a product that can be marketed. Except as required by applicable law, we undertake no obligation to revise or update any of our forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Gareth Sheridan

CEO

Nutriband Inc.

407-880-6810

support@nutriband.com

www.nutriband.com

[1]	Novak, S, Håkansson, A, Martinez-Raga, J, Reimer, J, Krotki, K and Varughese, S. (2016) Nonmedical use of prescription drugs in the European Union. BMC Psychiatry 16:274.
[2]	European Drug Report 2017. European Monitoring Centre for Drugs and Drug Addiction.